1 Ameriprise Financial Reports Fourth Quarter 2020 Results Earnings Per Diluted Share Return on Equity, ex. AOCI (1) Q4 2020 Q4 2020 GAAP $1.43 GAAP 26.1% Adjusted Operating $4.53 Adjusted Operating (2) 36.1%  Fourth quarter adjusted operating earnings per diluted share was $4.53, up 8 percent from the prior year period driven by strong underlying organic growth that more than offset headwinds from low interest rates.  Fourth quarter GAAP net income per diluted share was $1.43, which was negatively impacted by market changes that affected credit spreads and the valuation of derivatives.  Adjusted operating net revenue was $3.1 billion, a 3 percent increase driven by strong organic growth, which was negatively impacted by lower interest rates. Excluding the decline in short-term interest rates, net revenue increased 6 percent with double-digit revenue growth in Advice & Wealth Management.  General and administrative expenses were well managed, down 1 percent, while still investing for business growth.  Assets under management and administration reached $1.1 trillion, a record high from strong organic growth and market appreciation.  The company generated strong flows of $14.9 billion into wrap accounts and Asset Management.  The advisor network grew to 9,922 with 82 new experienced advisors joining the company in the quarter.  Investment performance at Columbia Threadneedle Investments remains excellent with 108 funds with 4- and 5-star Morningstar ratings.  The company returned $502 million to shareholders in the quarter or 90 percent of adjusted operating earnings. For the full year, the company returned $1.8 billion to shareholders. (1) Return on equity excluding accumulated other comprehensive income (AOCI) is calculated on a trailing 12-month basis. (2) Excluding third quarter unlocking impact. Ameriprise Financial, Inc. Minneapolis, MN January 27, 2021 Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer “Ameriprise delivered an excellent quarter and a very strong year despite a challenging environment. Across the firm, our teams are focused on serving clients’ needs and executing our key initiatives, which resulted in record growth in both client inflows and assets. “With our exceptional personal client experience and extensive digital capabilities, assets under management and administration grew to more than $1 trillion, another new record. This included very strong metrics in our primary growth businesses—Advice & Wealth Management and Asset Management. In total, we had nearly $15 billion in net inflows in the quarter, which was more than $7 billion above last year. “Our financial foundation and ability to consistently generate strong free cash flow helped us navigate market headwinds and continue both our growth investments and capital return to shareholders at a differentiated rate. In fact, in 2020, Ameriprise returned $1.8 billion to shareholders. “As we build on our momentum in 2021, we recognize the enormous challenges the pandemic has created for individuals, businesses and the economy. Ameriprise will continue to help clients stay on track to achieve their financial goals, and I feel very good about the opportunity before us.”

Ameriprise Financial, Inc.
Fourth Quarter Summary

(in millions, except per share amounts, unaudited)	Quarter Ended December 31, 2020	Quarter Ended December 31, 2019	% Over/ (Under)	Year Ended December 31, 2020	Year Ended December 31, 2019	% Over/ (Under)
GAAP net income	$ 177	$ 463	(62%)	$ 1,534	$ 1,893	(19%)
Adjusted operating earnings	$ 559	$ 551	1%	$ 1,770	$ 2,190	(19%)
Adjusted operating earnings, excluding unlocking and Auto & Home	$ 559	$ 551	1%	$ 2,119	$ 2,196	(4%)
GAAP net income per diluted share	$ 1.43	$ 3.53	(59%)	$ 12.20	$ 13.92	(12%)
Adjusted operating earnings per diluted share	$ 4.53	$ 4.20	8%	$ 14.08	$ 16.10	(13%)
Adjusted operating earnings per diluted share, excluding unlocking and Auto & Home	$ 4.53	$ 4.20	8%	$ 16.86	$ 16.15	4%
GAAP Return on Equity, ex. AOCI	26.1%	33.1%		26.1%	33.1%	
Adjusted Operating Return on Equity, ex. AOCI	30.2%	38.3%		30.2%	38.3%	
Adjusted Operating Return on Equity, ex. AOCI and unlocking	36.1%	38.6%		36.1%	38.6%	
Weighted average common shares outstanding:						
Basic	120.9	129.0		123.8	134.1	
Diluted	123.4	131.3		125.7	136.0	

GAAP results were negatively impacted by market changes that affected credit spreads and the valuation of derivatives. The reduction in short term interest rates impacted adjusted operating earnings by $303 million in 2020.

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Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended December 31, 2020	2019	% Over/ (Under)	Adjusted[(1)] % Over/ (Under)
Net revenues	$ 1,776	$ 1,710	4%	10%
Distribution expenses	1,065	970	(10%)	(10%)
G&A / other expense	359	353	(2%)	(2%)
Pretax adjusted operating earnings	$ 352	$ 387	(9%)	19%
Pretax adjusted operating margin	19.8%	22.6%		

(1) Adjusted for a $92 million impact from interest rates. See reconciliation on page 12.

(in billions, unless otherwise noted)	Quarter Ended December 31, 2020	2019	% Over/ (Under)
Total client assets	$ 732	$ 643	14%
Wrap net flows	$ 7.9	$ 4.4	82%
AWM cash balance	$ 41.5	$ 32.9	26%
Average gross yield on cash balances (in bps)	69	207	
Adjusted operating net revenue per advisor (trailing 12 months - thousands	$ 674	$ 664	2%
Adjusted for interest rates (2)	$ 667	$ 619	8%

(2) Adjusted for impact from interest rates. See reconciliation on page 13.

Advice & Wealth Management pretax adjusted operating earnings were $352 million. Results were negatively impacted by $92 million from the reduction in short-term interest rates. Excluding the decline in short-term interest rates, adjusted operating earnings increased 19 percent driven by strong wrap net inflows and transactional activity, as well as continued expense management. Pretax adjusted operating margin was 19.8 percent, a 60-basis point sequential improvement.

Adjusted operating net revenues were $1.8 billion. Excluding the decline in short-term interest rates, revenues increased 10 percent reflecting strong wrap net inflows and market appreciation. On a sequential basis, revenues increased 7 percent.

Total expenses were $1.4 billion. General and administrative expense was well managed and increased 2 percent. Excluding the bank, general and administrative expenses increased 1 percent, which was in line with expectations as planned investments for future growth were largely offset by expense reengineering.

Total client assets grew 14 percent to $732 billion. The company's ability to meet client needs efficiently and effectively is translating into excellent organic growth. Advisor productivity remains high with growth in the investment advisory business and improved transactional activity. Wrap flows in the quarter reached a record high at $7.9 billion, nearly double a year ago, and transactional activity increased 5 percent. Cash balances remain elevated at $41.5 billion with a substantial opportunity for clients to put cash back to work in the future.

Adjusted operating net revenue per advisor on a trailing 12-month basis was impacted by low interest rates and increased 2 percent to $674,000. Excluding the decline in short-term interest rates, adjusted net revenue per advisor increased 8 percent. Total advisors increased to 9,922, with strong advisor retention and experienced advisor recruiting. Experienced advisor recruiting was strong with 82 productive advisors added in the quarter.

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Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended December 31, 2020		Quarter Ended December 31, 2019		% Over/ (Under)
Net revenues	$	798	$	770	4%
Distribution expenses		254		239	(6%)
G&A / other expenses		343		353	3%
Pretax adjusted operating earnings	$	201	$	178	13%
Net pretax adjusted operating margin (1)		39.5%		36.2%	

(in billions)	Quarter Ended December 31, 2020		Quarter Ended December 31, 2019		% Over/ (Under)
Total segment AUM	$	547	$	494	11%
Net Flows					
Former parent company related net new flows	$	(1.3)	$	(0.9)	(44%)
Global Institutional net flows, ex. former parent flows		0.5		(0.9)	NM
Global Retail net flows, ex. former parent flows		7.7		5.2	48%
Total segment net flows	$	7.0	$	3.3	NM
Model delivery AUA Flows (2)		0.2		0.2	0%

(1) See reconciliation on page 14.
(2) Estimated based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful — variance equal to or greater than 100%

Asset Management pretax adjusted operating earnings were $201 million, up 13 percent, driven by strong revenue growth and disciplined expense management. Net pretax adjusted operating margin was 39.5 percent.

Adjusted operating revenues increased 4 percent to $798 million from the cumulative impact of improved flows and higher equity markets, that was partially offset by lower performance fee revenue. Performance fee revenue in the quarter was $17 million compared to $41 million a year ago. The overall fee rate remained strong at 52 basis points as higher-fee gross sales offset lower-fee redemptions.

Adjusted operating expenses increased 1 percent. General and administrative expenses remain well managed, down 2 percent as planned investments for future growth were more than offset by expense reengineering. Expenses in the prior year period included elevated performance fee compensation.

Total assets under management increased 11 percent reflecting higher equity markets and positive net inflows. Investment performance remained strong across equity, fixed income and multi-asset strategies.

In the quarter, net inflows were $7.0 billion, which included $1.3 billion of former parent outflows. Excluding former parent outflows, net inflows were $8.3 billion, a $4.1 billion improvement year-over-year.

- Retail net inflows were $7.7 billion, benefiting from $6.2 billion of reinvested dividends. Net inflows in North America were $7.1 billion with notable flows in the broker-dealer channel and improved net inflows in EMEA of $0.6 billion driven by positive flows across all platforms in Continental Europe that more than offset outflows in the U.K.
- Global institutional net inflows were $0.5 billion, with gross sales across multiple regions and product offerings.

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Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended December 31, 2020	2019 [1]	% Over/ (Under)
Net revenues	$ 799	$ 786	2%
Expenses	619	607	(2%)
Pretax adjusted operating earnings	$ 180	$ 179	1%

Retirement & Protection Solutions pretax adjusted operating earnings increased $1 million to $180 million, from higher fees and higher ending market levels, partially offset by lower interest rates. Though the number of life insurance claims was elevated as a result of COVID-19, the financial impact was limited as a significant portion of mortality risk is reinsured.

Sales of variable annuities increased 20 percent year-over-year to $1.3 billion. Retirement sales without living benefit guarantees more than doubled from a year ago and now represent 58 percent of variable annuity sales, driven by our recently launched, lower-risk structured product as well as our RAVA 5 product without living benefit guarantees. This sales trend is expected to continue and meaningfully shift the mix of the business over time to lower-risk products that do not have living benefit guarantees. Annuity net amount at risk as a percent of account values was 0.4 percent for living benefits and 0.1 percent for death benefits, which management believes is one of the lowest among major variable annuity writers, reflecting the high quality of the book.

Sales of protection products declined 4 percent from a year ago with a product mix shift that is consistent with our focused approach. Sales of higher-margin accumulation VUL products nearly doubled and sales shifted away from indexed UL products as expected given pricing changes that reflect the low interest rate environment.

(1) Retirement & Protection Solutions segment includes Retirement Solutions (Variable Annuities and Payout Annuities) and Protection Solutions (Life and Disability Insurance). Fixed Annuities moved to the Corporate & Other segment in Q3 2020 as a closed block. Prior periods have been restated.

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Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended December 31, 2020	Quarter Ended December 31, 2019 (1)	% Over/ (Under)
Corporate & Other	$ (79)	$ (103)	23%
Closed Blocks (2)	19	4	NM
Total pretax adjusted operating earnings (3)	$ (60)	$ (99)	39%
Long term care	$ 21	$ (2)	NM
Fixed Annuities	(2)	6	NM
Total pretax adjusted operating earnings	$ 19	$ 4	NM

(1) Fixed Annuities moved to the Corporate & Other segment in Q3 2020 as a closed block. Prior periods have been restated.
(2) Long Term Care and Fixed Annuities.
(3) Excludes Auto & Home, which was sold in October 2019.
NM Not Meaningful — variance equal to or greater than 100%

Corporate & Other pretax adjusted operating loss was $79 million, a $24 million improvement due to elevated affordable housing impairments in the prior year period. Results in the quarter also included $19 million related to higher accruals related to strong performance and share price appreciation on compensation expense.

Long term care pretax adjusted operating earnings was $21 million due to lower new claims and a 20 percent increase in terminations, primarily related to COVID-19.

Fixed annuities pretax adjusted operating loss was $2 million from continued low interest rates.

Taxes

The operating effective tax rate was 16.9 percent for the fourth quarter and the full year.

Contacts

Investor Relations:

Alicia A. Charity
Ameriprise Financial
(612) 671-2080
alicia.a.charity@ampf.com

Stephanie M. Rabe
Ameriprise Financial
(612) 671-4085
stephanie.m.rabe@ampf.com

Media Relations:

Paul W. Johnson
Ameriprise Financial
(612) 671-0625
paul.w.johnson@ampf.com

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7 About Ameriprise Financial At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With extensive advisory, asset management and insurance capabilities and a nationwide network of approximately 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com. Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited is an SEC- and FCA-registered investment adviser affiliate of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are all part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA. Non-GAAP Financial Measures The company believes the presentation of adjusted operating earnings and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Forward-Looking Statements This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:  statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;  statements about the expected trend in the shift of the retirement product sales business to lower risk products without living benefit guarantees over time;  other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets; and  statements of assumptions underlying such statements. The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “scenario, “case,” “appear” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, Part 1, Item 1A of and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and subsequent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K, available

8 at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements. The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release and the below- referenced Statistical Supplement are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-K for the year ended December 31, 2020. For information about Ameriprise Financial entities, please refer to the Fourth Quarter 2020 Statistical Supplement available at ir.ameriprise.com and the tables that follow in this news release. Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

9 Ameriprise Financial, Inc. Reconciliation Table: Earnings Quarter Ended December 31, Per Diluted Share Quarter Ended December 31, % Over/ (Under) (in millions, except per share amounts, unaudited) 2020 2019 2020 2019 Net income $ 177 $ 463 $ 1.43 $ 3.53 (59%) Add: Net realized investment (gains) losses (1) (8) 2 (0.06) 0.02 Add: Market impact on non-traditional long-duration products (1) 614 358 4.98 2.73 Add: Mean reversion-related impacts (1) (117) (39) (0.95) (0.30) Add: Market impact of hedges on investments (1) — (2) — (0.02) Add: Gain on disposal of business — (213) — (1.62) Add: Integration/restructuring charges (1) — 6 — 0.05 Less: Net income (loss) attributable to consolidated investment entities 5 1 0.04 0.01 Add: Tax effect of adjustments (2) (102) (23) (0.83) (0.18) Adjusted operating earnings $ 559 $ 551 $ 4.53 $ 4.20 8% Weighted average common shares outstanding: Basic 120.9 129.0 Diluted 123.4 131.3 (1) Pretax adjusted operating adjustment. (2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings

(in millions, except per share amounts, unaudited)	Year-to-date December 31, 2020	Year-to-date December 31, 2019	Per Diluted Share Year-to-date December 31, 2020	Per Diluted Share Year-to-date December 31, 2019	% Over/ (Under)
Net income	$ 1,534	$ 1,893	$ 12.20	$ 13.92	(12%)
Add: Net realized investment (gains) losses [1]	10	4	0.08	0.03	
Add: Market impact on non-traditional long-duration products [1]	375	591	2.98	4.34	
Add: Mean reversion-related impacts [1]	(87)	(57)	(0.69)	(0.42)	
Add: Market impact of hedges on investments [1]	—	35	—	0.26	
Add: Gain on disposal of business	—	(213)	—	(1.57)	
Add: Integration/restructuring charges [1]	4	17	0.03	0.13	
Less: Net income (loss) attributable to consolidated investment entities	3	1	0.02	0.01	
Add: Tax effect of adjustments [2]	(63)	(79)	(0.50)	(0.58)	
Adjusted operating earnings	$ 1,770	$ 2,190	$ 14.08	$ 16.10	(13%)
Less: Pretax impact of annual unlocking/loss recognition	(442)	(20)	(3.52)	(0.15)	
Less: Tax effect of annual unlocking/loss recognition	93	4	0.74	0.03	
Adjusted operating earnings excluding Unlocking	$ 2,119	$ 2,206	$ 16.86	$ 16.22	4%
Less: Pretax impact of Auto & Home core results	—	13	—	0.09	
Less: Tax effect of Auto & Home core results	—	(3)	—	(0.02)	
Adjusted operating earnings excluding Unlocking and Auto & Home	$ 2,119	$ 2,196	$ 16.86	$ 16.15	4%
Less: Pretax impact of short-term interest rates	68	452			
Less: Tax effect of short-term interest rates	(14)	(95)			
Adjusted operating earnings excluding Interest Rate Impact, Unlocking, and Auto & Home	$ 2,065	$ 1,839			
Weighted average common shares outstanding:					
Basic	123.8	134.1			
Diluted	125.7	136.0			

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

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11 Ameriprise Financial, Inc. Reconciliation Table: Pretax Adjusted Operating Earnings and Pretax Adjusted Operating Margin Quarter Ended December 31, (in millions, unaudited) 2020 2019 Total net revenues $ 3,183 $ 3,287 Less: Net realized investment gains (losses) 8 (2) Less: Market impact on non-traditional long-duration products 20 8 Less: Mean Reversion related impacts — — Less: Market impact of hedges on investments — 2 Less: Gain on Disposal of Business — 213 Less: Integration/restructuring charges — — Less: CIEs revenue 19 21 Adjusted operating total net revenues 3,136 3,045 Less: Interest Rate Impacts — 92 Adjusted operating total net revenues excluding Interest Rate Impacts $ 3,136 $ 2,953 Total expenses $ 2,993 $ 2,753 Less: CIEs expenses 13 20 Less: Integration/restructuring charges — 6 Less: Market impact on non-traditional long-duration products 634 366 Less: Mean reversion-related impacts (117) (39) Less: DAC/DSIC offset to net realized investment gains (losses) — — Adjusted operating expenses $ 2,463 $ 2,400 Pretax income $ 190 $ 534 Pretax adjusted operating earnings $ 673 $ 645 Pretax income margin 6.0% 16.2 % Pretax adjusted operating margin 21.5% 21.2%

Ameriprise Financial, Inc.
Reconciliation Table: Operating Revenues and Earnings

(in millions, unaudited)	Quarter Ended December 31, 2020	Quarter Ended December 31, 2019	% Over/ (Under)
Ameriprise Financial, Inc. Net revenues	$ 3,136	$ 3,045	3%
Less: Short-Term interest rate impact	—	92	
Ameriprise Financial, Inc. Net revenues excluding Short-Term interest rate impact	$ 3,136	$ 2,953	6%
Ameriprise Financial, Inc. Pretax operating earnings	$ 673	$ 645	4%
Less: Short-Term interest rate impact	—	92	
Ameriprise Financial, Inc. Pretax operating earnings excluding Short-Term interest rate impact	$ 673	$ 553	22%
AWM Net revenues	$ 1,776	$ 1,710	4%
Less: Short-Term interest rate impact	—	92	
AWM Net revenues excluding Short-Term interest rate impact	$ 1,776	$ 1,618	10%
AWM Pretax operating earnings	$ 352	$ 387	(9%)
Less: Short-Term interest rate impact	—	92	
AWM Pretax operating earnings excluding Short-Term interest rate impact	$ 352	$ 295	19%

Ameriprise Financial, Inc.
Reconciliation Table: General and Administrative Expense

(in millions, unaudited)	Quarter Ended December 31, 2020	Quarter Ended December 31, 2019	% Over/ (Under)
General and administrative expense	$ 828	$ 839	1%
Less: CIEs expenses	1	—	
Less: Integration/restructuring charges	—	6	
Adjusted operating general and administrative expense	$ 827	$ 833	1%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate

(in millions, unaudited)	Quarter Ended December 31, 2019 GAAP	Quarter Ended December 31, 2019 Adjusted Operating
Pretax income	$ 534	$ 645
Income tax provision	$ 71	$ 94
Effective tax rate	13.2%	14.6%

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Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate

(in millions, unaudited)	Quarter Ended December 31, 2020 GAAP	Quarter Ended December 31, 2020 Adjusted Operating
Pretax income	$ 190	$ 673
Income tax provision	$ 13	$ 114
Effective tax rate	6.5%	16.9%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment
Adjusted Revenue Per Advisor

(in millions, unaudited)	1Q 2019	2Q 2019	3Q 2019	4Q 2019	1Q 2020	2Q 2020	3Q 2020	4Q 2020	% Over/ (Under)
Total Net Revenue	$ 1,554	$ 1,653	$ 1,682	$ 1,710	$ 1,695	$ 1,537	$ 1,667	$ 1,776	
Interest Revenue	$ (122)	$ (122)	$ (116)	$ (92)	$ (68)	$ —	$ —	$ —	
Advisor Count	9,979	9,951	9,930	9,871	9,878	9,894	9,905	9,922	
Revenue Per Advisor	$ 156	$ 166	$ 169	$ 173	$ 172	$ 155	$ 168	$ 179	3%
Revenue Per Advisor excluding short-term interest rate impact	$ 144	$ 154	$ 158	$ 164	$ 165	$ 155	$ 168	$ 179	9%
Revenue Per Advisor TTM				$ 664				$ 674	2%
Revenue Per Advisor excluding short-term interest rate impact TTM				$ 619				$ 667	8%

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management G&A Expenses

(in millions, unaudited)	Quarter Ended December 31, 2020	Quarter Ended December 31, 2019	% Over/ (Under)
AWM general and administrative expenses	$ 357	$ 350	(2%)
Less: Bank general and administrative expenses	12	10	
Adjusted AWM general and administrative expenses	$ 345	$ 340	(1%)

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14 Ameriprise Financial, Inc. Reconciliation Table: Asset Management Net Pretax Adjusted Operating Margin Quarter Ended December 31, (in millions, unaudited) 2020 2019 Adjusted operating total net revenues $ 798 $ 770 Less: Distribution pass through revenues 205 193 Less: Subadvisory and other pass through revenues 94 85 Net adjusted operating revenues $ 499 $ 492 Pretax adjusted operating earnings $ 201 $ 178 Less: Adjusted operating net investment income 8 4 Add: Amortization of intangibles 4 4 Net adjusted operating earnings $ 197 $ 178 Pretax adjusted operating margin 25.2% 23.1% Net pretax adjusted operating margin 39.5% 36.2%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income "AOCI"

	Twelve Months Ended December 31,	
(in millions, unaudited)	2020	2019
Net income	$ 1,534	$ 1,893
Less: Adjustments [1]	(236)	(297)
Adjusted operating earnings	1,770	2,190
Less: Annual unlocking/loss recognition, net of tax [2]	(349)	(16)
Adjusted operating earnings excluding Unlocking	$ 2,119	$ 2,206
Less: Auto & Home, net of tax[2]	—	10
Adjusted operating earnings excluding Unlocking and Auto & Home	$ 2,119	$ 2,196
Total Ameriprise Financial, Inc. shareholders' equity	$ 6,171	$ 5,837
Less: Accumulated other comprehensive income, net of tax	301	122
Total Ameriprise Financial, Inc. shareholders' equity excluding AOCI	5,870	5,715
Less: Equity impacts attributable to the consolidated investment entities	1	1
Adjusted operating equity	$ 5,869	$ 5,714
Return on equity excluding AOCI	26.1%	33.1%
Adjusted operating return on equity excluding AOCI [3]	30.2%	38.3%
Adjusted operating return on equity excluding AOCI and Unlocking	36.1%	38.6%
Adjusted operating return on equity excluding AOCI, Unlocking and Auto & Home	36.1%	38.4%

(1) Adjustments reflect the trailing twelve months' sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; gain on disposal of business; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; and the impact of consolidating certain investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) After-tax is calculated using the statutory tax rate of 21%.

(3) Adjusted operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; gain on the disposal of business; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders' equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.

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16 Ameriprise Financial, Inc. Consolidated GAAP Results (in millions, unaudited) Quarter Ended December 31, % Over/ (Under) 2020 2019 Revenues Management and financial advice fees $ 2,003 $ 1,862 8 % Distribution fees 422 469 (10%) Net investment income 318 342 (7%) Premiums, policy and contract charges 375 359 4 % Other revenues 71 72 (1%) Gain on Disposal of Business — 213 N M Total revenues 3,189 3,317 (4%) Banking and deposit interest expense 6 30 (80%) Total net revenues 3,183 3,287 (3%) Expenses Distribution expenses 1,096 991 (11%) Interest credited to fixed accounts 121 152 20 % Benefits, claims, losses and settlement expenses 982 728 (35%) Amortization of deferred acquisition costs (72) (7) N M Interest and debt expense 38 50 24 % General and administrative expense 828 839 1 % Total expenses 2,993 2,753 (9%) Pretax income 190 534 (64%) Income tax provision 13 71 82 % Net income $ 177 $ 463 (62%) NM Not Meaningful — variance equal to or greater than 100%

17 NM Not Meaningful – variance equal to or greater than 100% Ameriprise Financial, Inc. Consolidated GAAP Results (in millions, unaudited) Year Ended December 31, % Over/ (Under) 2020 2019 Revenues Management and financial advice fees $ 7,368 $ 7,015 5 % Distribution fees 1,661 1,919 (13%) Net investment income 1,251 1,463 (14%) Premiums, policy and contract charges 1,395 2,224 (37%) Other revenues 283 269 5 % Gain on Disposal of Business — 213 N M Total revenues 11,958 13,103 (9%) Banking and deposit interest expense 59 136 (57%) Total net revenues 11,899 12,967 (8%) Expenses Distribution expenses 4,059 3,810 (7%) Interest credited to fixed accounts 644 669 4 % Benefits, claims, losses and settlement expenses 1,806 2,576 30 % Amortization of deferred acquisition costs 277 179 (55%) Interest and debt expense 162 214 24 % General and administrative expense 3,120 3,287 5 % Total expenses 10,068 10,735 (6%) Pretax income 1,831 2,232 (18%) Income tax provision 297 339 12 % Net income $ 1,534 $ 1,893 (19%)